UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

RDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56417	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakeside Corporate Court 5880 Live Oak Parkway, Suite 100 Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RSTN	OTC:QB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2023, the registrant (“RDE”), through a newly formed Delaware subsidiary, CardCash Acquisition Corp., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CardCash Exchange, Inc. (“CardCash”), a Delaware corporation, that is a leading secondary gift card exchange, under which RDE, subject to a number of closing conditions, including that it meet the listing standards for the Nasdaq Capital Market, will acquire the business of CardCash for (i) a payment of $2,000,000 in cash of which $1,000,000 will be paid at the future closing of the transaction and $1,000,000 will be paid in the form a promissory note due and payable on the second anniversary of the future closing date, and (ii) the issuance of 6,108,077 restricted shares of RDE’s common stock to the shareholders of CardCash currently representing approximately 37% of RDE’s issued and outstanding shares of common stock after the future closing of the merger. Following the closing of the CardCash merger, CardCash will become a wholly owned subsidiary of RDE. In addition, Elliot Bohm, now President of CardCash, will remain as President of CardCash following the closing of the merger, and will join the Board of Directors of RDE as well as serving as a member of the Board of Directors of CardCash. Marc Ackerman, currently Chief Operating Officer of CardCash, will continue to serve as Chief Operating Officer of CardCash following the closing of the merger. Under the terms of their four-year executive employment agreements with CardCash following the closing of the CardCash merger, Elliot Bohm and Marc Ackerman each shall receive an annual base salary of $375,000 and 1,250,000 restricted shares of RDE’s common stock of which 625,000 shall be issued upon execution of their executive employment agreements and an additional 625,000 restricted shares of RDE’s common stock shall vest 25% or 156,250 shares on each anniversary of their executive employment agreements.

The foregoing descriptions of the Merger Agreement and the executive employment agreements of Elliot Bohm and Marc Ackerman do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the form of executive employment agreements of Elliot Bohm and Marc Ackerman which are filed as Exhibits 10.2 and 10.3, respectively.

RDE has issued a press release concurrent with the filing of this Current Report on Form 8-K to announce the Merger Agreement. A copy of the press release is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement and Plan of Merger dated August 18, 2023 by and among RDE, Inc., CardCash Acquisition Corp. and CardCash Exchange, Inc.

10.2	Form of Executive Employment Agreement between CardCash Exchange, Inc. and Elliot Bohm

10.3	Form of Executive Employment Agreement between CardCash Exchange, Inc. and Marc Ackerman

99.1	Press Release dated August 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2023	RDE, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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